UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

BRUKER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30833 (Commission File Number)	04-3110160 (IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 24, 2011, Bruker Corporation (the “Company”) and certain of its foreign subsidiaries as borrowers entered into an amendment and restatement of the Credit Agreement, dated as of February 26, 2008, with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders parties thereto (the “Amended and Restated Credit Agreement”), to, among other things, extend the maturity date of and increase the amount available for borrowing under the revolving credit facility, release all collateral pledged to the lenders and modify certain covenants.

Pursuant to the Amended and Restated Credit Agreement, the maturity date of the revolving credit facility has been extended to May 24, 2016 and the available capacity under the revolving credit facility has been expanded to $250.0 million.  The Amended and Restated Credit Agreement also contains revised pricing terms for the revolving credit facility.  The Amended and Restated Credit Agreement continues the term loan facility which matures on February 26, 2013.  As of May 24, 2011, outstanding borrowings under the revolving credit facility totaled approximately $185.5 million and the outstanding principal amount under the term loan facility totaled $105.0 million. The obligations under the Amended and Restated Credit Agreement are unsecured and are fully and unconditionally guaranteed by the Company and each of its direct and indirect material subsidiaries.

The Amended and Restated Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type. The negative covenants include, among others, restrictions on liens, indebtedness of the Company and its subsidiaries, asset sales, dividends, and transactions with affiliates. The financial covenants include total leverage and minimum interest coverage ratios of the Company.

The Amended and Restated Credit Agreement specifies customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations and warranties, bankruptcy and insolvency related events, certain ERISA events, material judgments, and a change of control default. The obligations of the Company and any additional subsidiary borrowers under the Amended and Restated Credit Agreement may be accelerated upon the occurrence of an event of default.

From time to time in the ordinary course of business, certain of the lenders or their affiliates have provided, and may in the future provide, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of its subsidiaries and affiliates.

The foregoing description of the Amended and Restated Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION (Registrant)

Date: May 24, 2011	By:	/s/BRIAN P. MONAHAN
Brian P. Monahan
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

10.1

Amended and Restated Credit Agreement dated as of May 24, 2011 among the Company, Bruker AXS GmbH, Bruker Daltonik GmbH, Bruker Optik GmbH, Bruker Physik GmbH, Bruker BioSpin Invest AG, Bruker BioSpin AG and Bruker BioSpin International AG, the other foreign subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank Securities Inc., Commerzbank Ag, New York, Grand Cayman And Stuttgart Branches and RBS Citizens, National Association, as Co-Documentation Agents, Bank of America, N.A. as Syndication Agent and JPMorgan Chase Bank, N.A., as Administrative Agent.

Filed herewith